Exhibit 10.23

OURS TECHNOLOGY INC.

2017 STOCK INCENTIVE PLAN

1.     Establishment and Purpose.

The purposes of this 2017 Stock Incentive Plan (this “Plan”) are to attract and retain the best available personnel and to provide additional incentive to Employees, Outside Directors, and Consultants (as defined in Section 14) (each a “Service Provider,” and collectively the “Service Providers”), and to promote the success of the business of OURS Technology Inc., a Delaware corporation (the “Company”), by encouraging a sense of proprietorship. Capitalized terms used in this Plan are defined in Section 14.

Options granted under this Plan may be Incentive Stock Options (“ISOs”) or Nonstatutory Stock Options (“NSOs”), as determined by the Administrator at the time of grant. The Plan also permits the grant of stock purchase rights (“Stock Purchase Rights”).

Notwithstanding any provision of this Plan, to the extent that any awards granted under this Plan are subject to Section 409A of the Code, this Plan and any awards thereunder shall be made and interpreted in a manner consistent with Section 409A of the Code and any regulations or guidance promulgated thereunder.

2.     Administration of the Plan.

(a)     Administrator. The Plan will be administered by the Company’s Board of Directors (the “Board”) or a Committee appointed by the Board to administer this Plan on behalf of the Board.

(b)     Authority of the Administrator. Subject to the provisions of this Plan, and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to any relevant authorities, the Administrator shall have full authority and discretion to:

(i)     determine the Fair Market Value;

(ii)     select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)     determine the number of Shares to be covered by each such award granted hereunder;

(iv)     approve forms of agreement for use under this Plan;

(v)     determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)     prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)     allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(viii)     construe and interpret the terms of this Plan and the Options and Stock Purchase Rights granted pursuant to this Plan.

(c)     Effect of Administrator’s Decision. All decisions, interpretations and other actions of the Administrator shall be final and binding on all Service Providers.

3.     Eligibility.

(a)     General Rule. NSOs and Stock Purchase Rights may be granted to any Service Provider. ISOs may only be granted to Employees.

(b)     Ten-Percent Stockholders. An individual who owns more than ten percent (10%) of the combined voting power of all classes of outstanding capital stock of the Company or any of its related entities will not be eligible for a Stock Purchase Right or an Option unless (i) with respect to Options, the Exercise Price is at least one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant, (ii) with respect to a Stock Purchase Right, the Purchase Price is at least one hundred percent (100%) of the Fair Market Value per share, and (iii) in the case of an ISO, such ISO is not exercisable after the expiration of five years from the date of grant. For purposes of this subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

4.     Stock Subject to Plan.

(a)     Stock Reserved. The stock issuable under this Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of Shares which may be issued under this Plan during the term of this Plan shall not exceed 3,796,358 Shares.

(b)     Additional Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under this Plan. However, Shares that have actually been issued under this Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to this Plan and shall not become available for future distribution under this Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under this Plan.

5.     Terms and Conditions of Stock Purchase Rights.

(a)     Restricted Stock Purchase Agreement. An offer of a Stock Purchase Right shall be accepted by the Purchaser’s execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. After the Administrator determines that it will offer Stock Purchase Rights under this Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which (not to exceed thirty (30) days) such person must accept such offer. The terms of the offer shall comply in all respects with all applicable laws. All Stock Purchase Rights shall be subject to the applicable terms and conditions of this Plan and any other terms and conditions not inconsistent with this Plan, and as the Administrator deems appropriate for inclusion in the Restricted Stock Purchase Agreement. The terms and conditions may vary between Stock Purchase Rights granted under this Plan.

(b)     Duration of Offers and Nontransferability of Rights. Any right to acquire stock pursuant to a Stock Purchase Right shall automatically expire if not exercised by the offeree within thirty (30) days after notice of such award was communicated by the Company to the offeree. Such right shall not be transferable and shall be exercisable only by the Service Provider to whom such right was granted.

(c)     Purchase Price. The Purchase Price shall not be less than one hundred percent (100%) of the Fair Market Value, and a higher price may be required pursuant to Section 3(b) above. The Purchase Price shall be subject to adjustments as provided in Section 8 hereof and shall be payable in a form described in Section 7.

(d)     Withholding Taxes. As a condition to the Stock Purchase Right, the Purchaser shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(e)     Restrictions on Transfer of Stock and Vesting. Any shares sold under this Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, co-sale and drag along and other transfer restrictions as the Administrator may determine. Such restrictions shall be set forth in the Restricted Stock Purchase Agreement and shall apply in addition to any other legal restrictions that may apply to stockholders generally. Any right to repurchase Shares at the original Purchase Price upon termination of the Offeree’s Services shall lapse at a certain rate, which may vary between Offerees, as determined by the Administrator at its sole discretion. The vesting of any Stock Purchase Right shall cease automatically the day immediately preceding the date of termination of a Service Provider’s services, and the Company shall have the right to repurchase the unvested portion of such Stock Purchase Right for a period specified in the applicable Restricted Stock Purchase Agreement.

6.     Terms and Conditions of Stock Options.

(a)     Stock Option Agreement. An Option granted under this Plan shall be accepted by the Service Provider’s execution of a Stock Option Agreement in a form determined by the Administrator. After the Administrator determines that it will grant an Option under this Plan, it shall advise the Optionee in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares subject to the Option, the exercise price, and the time within which (not to exceed thirty (30) days) such person must accept the Option. The terms of the Option shall comply in all respects with all applicable laws and shall be subject to all applicable terms and conditions of this Plan and any other terms and conditions which are not inconsistent with this Plan, as determined by the Administrator. The terms of Options granted under this Plan may vary. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b)     Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

(c)     Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall be determined by the Administrator in its sole discretion. The Exercise Price of an ISO shall not be less than the Fair Market Value on the date of grant, and a higher exercise price may be required by Section 3(b). The Exercise Price of an NSO shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant, and a higher exercise price may be required by Section 3(b). The Exercise Price shall be payable in a form described in Section 7.

(d)     Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)     Exercisability. Each Stock Option Agreement shall specify the date or dates when all or any installment of the Option becomes exercisable. The exercisability provisions of any Stock Option Agreement, which may vary between Optionees, shall be determined by the Administrator at its sole discretion.

(f)     Basic Term. The Stock Option Agreement shall specify the term of the Option, which shall not exceed ten (10) years from the date of grant, and a shorter term may be required by Section 3(b). Subject to this Section 6(f), the Administrator, at its sole discretion, shall determine the expiration date of an Option or when an Option is to expire.

(g)     Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i)     The expiration date determined pursuant to Section 6(f) above;

(ii)     The date three (3) months after the termination of the Optionee’s Service for any reason other than Cause or Disability, or such shorter time period (not less than thirty (30) days) as may be specified in the Optionee’s Stock Option Agreement, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond three (3) months after such termination deemed to be an NSO;

(iii)    The date and time of termination of the Optionee’s Service for Cause, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond three (3) months after such termination deemed to be an NSO; or

(iv)    The date twelve (12) months after the termination of the Optionee’s Service by reason of Disability, or such shorter time period (not less than six (6) months) as may be specified in the Optionee’s Stock Option Agreement, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond one (1) year after such termination deemed to be an NSO.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options, but only to the extent such Options have vested and become exercisable before the termination of Service (or vested and became exercisable as a result of the termination), unless the Stock Option Agreement expressly permits an early exercise before the Shares have vested. In the event that the Optionee dies after the termination of Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had vested and become exercisable before the Optionee’s Service terminated (or vested and became exercisable as a result of the termination).

(h)     Death of Service Provider. If a Service Provider dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)     The expiration date determined pursuant to Section 6(f) above; or

(ii)     The date twelve (12) months after the Service Provider’s death, or such shorter time period (not less than six (6) months) as may be specified in the

Optionee’s Stock Option Agreement, or such later date as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond twelve (12) months after such termination deemed to be an NSO.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death or became exercisable as a result of the death. The balance of such Options shall lapse when the Optionee dies.

(i)     No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such Shares are validly issued to the Optionee and paid for.

(j)     Modification, Extension, Assumption and Termination of Options. Within the limitations of this Plan, the Administrator may modify, extend, assume or terminate outstanding Options, or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification or termination of an Option shall, without the consent of the Service Provider, impair the Service Provider’s rights or increase the Service Provider’s obligations under such Option.

7.     Payment for Stock.

(a)     General Rule. The entire Purchase Price or Exercise Price for Shares issued under this Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b)     Surrender of Stock. To the extent that the applicable Plan agreement so provides, payment may be made all or in part with Shares already owned by the Service Provider or the Service Provider’s representative. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of exercise or purchase. This subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option or the Stock Purchase Right for financial reporting purposes.

(c)     Services Rendered. At the discretion of the Administrator, Shares may be issued under this Plan in consideration of services rendered to the Company or its affiliated entities prior to the Stock Purchase Right or Option exercise.

(d)     Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Purchase Agreement so permits, all or a portion of the Exercise Price or Purchase Price (as the case may be) may be paid with a full-recourse promissory note.

The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator, at its sole discretion, shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(e)     Cashless Exercise. To the extent that a Stock Option Agreement so permits, consideration for all or a portion of the Exercise Price may be pursuant to a formal cashless exercise program adopted by the Company in connection with this Plan.

(f)     Exercise/Sale. To the extent that a Stock Option Agreement so permits, and if Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(g)     Exercise/Pledge. To the extent that a Stock Option Agreement so permits, and if Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.     Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)     Adjustments. In the event of a subdivision of the outstanding capital stock of the Company, a declaration of a dividend payable in stocks, a declaration of an extraordinary dividend payable in a form other than stocks in an amount that has a material effect on the Fair Market Value, a combination or consolidation of the outstanding capital stock of the Company into a lesser number of stocks, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, may (in its sole discretion) adjust the number and class of stock that may be delivered under this Plan and/or the number, class, and price of stock covered by each outstanding Option or Stock Purchase Right; provided, however, that the Administrator shall make such adjustments to the extent required by applicable law. Except as provided in this Section 8, a Service Provider shall have no rights by reason of (i) any subdivision or consolidation of stocks or stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Option or Stock Purchase Right, or the applicable exercise price or purchase price.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)     Merger or Change in Control. In the event of a Change in Control, the Administrator may, in its sole discretion, determine that (i) each outstanding Option and Stock Purchase Right shall fully vest, and each Service Provider shall have the right to exercise its respective Options or Stock Purchase Rights as to all of the stock, including Shares as to which it would not otherwise be vested or exercisable, (ii) the Option shall be cancelled in exchange for payment at the then current value of the Option, and/or (iii) the Option shall be cancelled without any payment if the exercise price is less than the fair market value of the Option Shares determined based on the definitive transaction documents for the Change in Control. If an Option or Stock Purchase Right becomes fully vested and exercisable in the event of a Change in Control, the Administrator shall notify each holder of an Option and/or Stock Purchase Right in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of time as determined by the Administrator, and the Option or Stock Purchase Right shall terminate upon expiration of such period.

9.     Transferability. Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Service Provider, only by the Service Provider. If the Administrator in its sole discretion makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act of 1933 (the “Securities Act”)) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act.

10.     Securities Law Requirements.

(a)     General. Shares shall not be issued under this Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(b)     Financial Reports. Each year the Company shall furnish to Service Providers its balance sheet and income statement, unless such Service Providers are key employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

(c)     Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Administrator may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

11.     No Retention Rights.

(a)     No Retention Rights. Nothing in this Plan or in any Stock Purchase Right or Option granted under this Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b)     Leaves of Absence. For purposes of subsection (a) above, Services shall be deemed to continue while the Service Provider is on a bona fide leave of absence, if such leave was approved by the Administrator in writing and if continued crediting of Services for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

12.     Compliance with Code Section 409A.

(a)     The Plan, as set forth herein, may be considered a “deferred compensation” arrangement within the meaning of Code Section 409A. It is intended that, to the extent any awards issued under this Plan are not exempt from Code Section 409A, such awards will be issued and operated in a manner such that the awards are in good faith compliance with the requirements and provisions of Code Section 409A and any treasury regulations or other guidance promulgated therewith.

(b)     Optionee hereby agrees and acknowledges that neither the Company nor any of its Affiliates makes any representations with respect to the application of Section 409A to the Option or the Option Shares or any other tax, economic or legal consequences of the Option or the Option Shares and, by the acceptance of the Option, Optionee agrees to accept the potential application of Section 409A to the Option or the Option Shares and the other tax, economic or legal consequences of the issuance, vesting, ownership, modification, adjustment, and disposition of the Option or the Option Shares. Optionee agrees to hold harmless and indemnify the Company from any adverse tax consequences with respect to the Option or the Option Shares, any withholding or other tax obligations of the Company with respect to the Option or the Option Shares, and from any action or inaction or omission of the Company pursuant to the Plan or otherwise that may cause such Option or the Option Shares to be or become subject to Section 409A.

13.     Duration and Amendments.

(a)     Term of the Plan. The Plan became effective when adopted by the Board and was approved by the Company’s stockholders. The Plan shall terminate automatically ten (10) years after the earlier of either its adoption by the Board or approval by the Company’s stockholders, and may be terminated on any earlier date pursuant to subsection (b) below.

(b)     Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate this Plan at any time and for any reason; provided, however, that any amendment of this Plan which increases the number of Shares available for issuance under this Plan, or which materially changes the class of persons who are eligible to participate under this Plan, shall be subject to the approval of the Company’s stockholders. Stockholder approval shall not be required for any other amendment of this Plan.

(c)     Effect of Amendment or Termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under this Plan.

14.     Definitions.

(a)    “Administrator” means the Board or any of its Committees administering this Plan in accordance with Section 2(b).

(b)     “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)    “Cause” means, unless otherwise defined in an Optionee’s written employment agreement, the unauthorized use or disclosure of the confidential information or trade secrets of the Company, conviction of a felony under the laws of the United States or any state thereof, gross negligence, or any other misconduct as the Board may determine.

(d)     “Change in Control” means:

(i)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or a venture capital financing.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means a committee of the Board, as described in Section 2(a).

(g)    “Company” means OURS Technology Inc., a Delaware corporation.

(h)    “Consultant” means an individual who performs bona fide services for the Company or an affiliated entity as a consultant or advisor, excluding Employees and Outside Directors.

(i)     “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j)     “Employee” means any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k)     “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board in the applicable Stock Option Agreement.

(l)     “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)     If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)     If the Common Stock is at the time not listed on any Stock Exchange, then the Fair Market Value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate. Such factors shall include the application of “a reasonable valuation method” as that term is used for purposes of Internal Revenue Code Section 409A, the treasury regulations promulgated therewith, and any other guidance issued.

(m)     “ISO” means an employee incentive stock option described in Section 422(b) of the Code.

(n)     “NSO” means a stock option not described in Sections 422(b) or 423(b) of the Code.

(o)     “Option” means an ISO or NSO granted under this Plan and entitling the holder to purchase Shares.

(p)     “Optionee” means an individual who holds an Option.

(q)     “Outside Director” means a member of the Board who is not an Employee.

(r)     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of this Plan shall be considered a Parent commencing as of such date.

(s)     “Plan” means the Company’s 2017 Stock Incentive Plan.

(t)     “Purchase Price” means the consideration for which Shares may be acquired under this Plan (other than upon exercise of an Option), as specified by the Board.

(u)     “Purchaser” means an individual offered a Stock Purchase Right.

(v)     “Restricted Stock Purchase Agreement” means the agreement between the Company and a Purchaser who acquires Shares under this Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(w)     “Services” means services provided to the Company by a Service Provider.

(x)     “Service Provider(s)” means an Employee, Consultant or Outside Director receiving a Stock Purchase Right or Option grant under this Plan.

(y)     “Share” means one share of Common Stock, as adjusted in accordance with Section 8 (if applicable).

(z)     “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(aa) “Stock Purchase Right” means the right granted under this Plan to purchase shares of common stock of the Company.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

To record the adoption of this Plan by the Board the Company has caused its authorized officer to execute the same.

OURS TECHNOLOGY INC.

By:
Zbangxi Tan
Chief Executive Officer

Signature Page to 2017 Stock Incentive Plan